February 7, 2001
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
Suite 900                  Correspondence:         Telephone:  902.420.3200           Charles S. Reagh
Purdy's Wharf Tower One    P.O. Box 997            Fax:        902.420.1417           Direct Dial:902.420.3335
1959 Upper Water Street    Halifax, NS             halifax@smss.com                   Direct Fax: 902.496.6173
Halifax, NS                Canada  B3J 2X2         www.smss.com                       csr@smss.com
Canada  B3J 3N2
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File Reference: NS267-142

February 7, 2001

BURLINGTON RESOURCES FINANCE COMPANY
c/o Burlington Resources Canada Energy Ltd.
Suite 3700, 250-6th Avenue S.W.
Calgary, AB T2P 3H7Dear Sirs:

Re: Burlington Resources Finance Company (the "Company") - Issue of 6.680% Notes Due 2011

We have acted as special Nova Scotia counsel to the Company in connection with the creation, issue and sale by the Company of U.S. $400,000,000 principal amount of 6.680% notes due 2011 (the "Offered Securities") pursuant to a Form S-3 Registration Statement (the "Registration Statement"), filed with the United States Securities and Exchange Commission.

The Offered Securities will be issued pursuant to the provisions of an indenture (the "Indenture") between the Company and Citibank, NA, as trustee.

We have considered such questions of law and examined such statutes, public and corporate records, certificates of governmental authorities and officers of the Company, including a certificate of the Vice President and Assistant Secretary on behalf of the Company dated February 7, 2001 (the "Officer's Certificate"), and other documents and conducted such other examinations as we have considered necessary or desirable to enable us to express the opinions hereinafter set forth. In such examination we have assumed the legal capacity of all individuals, the veracity of the information contained in the documents, the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified, conformed, facsimile or photostatic copies of original documents.

In stating our opinions, we have also assumed

     a. the completeness, truth and accuracy of all facts set forth in official public records and certificates and other documents supplied by public officials; and

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February 7, 2001
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     a.   the  completeness,  truth  and  accuracy  of all  statements  of  fact contained in the Officer's Certificate.





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February 7, 2001
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                  We are solicitors qualified to practice law in the Province of
                  Nova Scotia and we express no opinion as to any laws or any matters governed by any laws other than the laws of the Province of Nova Scotia and the federal laws of Canada applicable therein.

                  As to various questions of fact material to our opinion, which we have not verified independently, we have relied upon documents or certificates of governmental authorities and the Company or its officers. In expressing the opinion in paragraph (a) with respect to the valid existence of the Company, we have relied exclusively on a Certificate of Status issued under the Companies Act (Nova Scotia) dated on February o, 2001, a copy of which has been provided to you.

                  On the basis of the foregoing we are of the opinion that:

               (a) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation

               (b) Subject to the execution and delivery of the Indenture by the Company, the Offered Securities have been duly authorized by the Company.

                  Consent is hereby given to the filing, as an exhibit to the Registration Statement, of this letter. In giving such consent we do not admit that we come within the category of persons whose consent is required under Section 7 of the United States Securities Act of 1933.

                  Yours truly,

                  /s/ STEWART MCKELVEY STIRLING SCALES
                  ---------------------------------------------